Exhibit 10.2


                                 LEASE AGREEMENT

This lease dated August 29, 2000, is entered into and executed by and between BLACKHAWK BUSINESS CENTER, INC. dba DANVILLE BUSINESS CENTER (hereinafter called "LESSOR") and ELVA (hereinafter called "LESSEE").

1. PREMISES: LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR office number(s) TEN(10), 303 Diablo Road, Suite 100, Danville, California, 94526 (hereinafter called "PREMISES')

2. TERM: The term of this lease shall be for SIX (6) months commencing on September 11, 2000. Upon the ending date set forth herein or any extension thereof, the lease herein granted shall be renewed and extended for the same period of time as the original term hereof, unless either party notifies the other in writing at least sixty (60) days prior to the ending date of this Lease, or the ending of any extensions thereof, that this Lease will not be renewed. For any renewal or extension, the monthly rent shall be the current rate being charged to new LESSEE's at that time for like space.

3. RENT: LESSEE agrees to pay LESSOR as monthly rent for the PREMISES and telecommunications services as described in Exhibit "D" the sum of ONE THOUSAND THREE HUNDRED SEVENTY DOLLARS AND 00/100 ($1,370.00) in advance on the first day of each and every calendar month during said term. In the event their term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such period shall be prorated.

         All rents are due and payable on the first of each month. Any rents not received by LESSOR within five (5) days after the due date are subject to a service charge of ten percent (10%) of the past due balance. In the event that LESSEE fails to pay any amount when due, LESSEE shall pay to LESSOR interest thereon at an annual rate of ten percent (10%) or such lower rate as may be maximum lawful rate.

4. A. ADDITIONAL AVAILABLE SERVICES: LESSOR will provide, at its expense, additional services which are available to LESSEE on a contract basis, and which include, but are not limited to, telephone services, secretarial services, word processing, photocopies, mail services, facsimile transmission services, and equipment rental. LESSEE may contract with LESSOR for these services as a tenant under this Lease, and in that event, LESSOR will bill LESSEE on a monthly basis at LESSOR'S current charge or charges for each and all of those services requested of LESSOR by LESSEE.

         All such charges for additional services are due and payable five (5) days upon receipt of an invoice from LESSOR. Any charges not received by LESSOR within five (5) days after the due date are subject to a service charge of ten percent (10%) of the past due balance. In the event that LESSEE fails to pay any amount when due, LESSEE shall pay to LESSOR interest thereon at an annual rate of ten percent (10%) or such lower rate as may be maximum lawful rate.

         B. MAIL: Subject to any restrictions set forth herein, LESSEE is hereby authorized to use the address of LESSOR as LESSEE's business address (the "PREMISES ADDRESS" herein). Upon termination of this Lease or use of the PREMISES, LESSEE will notify all parties of termination of such use of the PREMISES ADDRESS. In the event that either this Lease terminates or LESSEE is in default hereunder, the LESSEE's right to use the PREMISES ADDRESS shall immediately terminate, and LESSOR will return to senders all mail addressed to LESSEE.

         C. FURNITURE AND EQUIPMENT: in the event LESSEE rents LESSOR's furniture or other equipment including but not limited to telephones (hereinafter called "EQUIPMENT"), LESSEE shall not damage said EQUIPMENT or make any modifications, alterations or attachments thereto, nor remove the same without the written consent of LESSOR, which may be withheld in the sole discretion of LESSOR. If in the opinion of LESSOR, any LESSEE performed modifications, whether or not made with the permission of LESSOR, interferes with the normal use and maintenance of the EQUIPMENT and/or telephone system and/or switch at the LESSOR's center or otherwise creates a safety hazard, LESSOR may at LESSEE's expense, remove any such modifications. EQUIPMENT shall be moved only by LESSOR or its authorized representatives. LESSEE shall be responsible to pay all costs of such move at the then published LESSOR's fees. LESSEE shall pay for any and all moves, adds and changes relating to LESSEE's telephone service unless otherwise waived in writing by LESSOR.

         Upon expiration of the term or other termination of this Lease, LESSEE shall return the furniture and EQUIPMENT to LESSOR in the same condition as when provided, normal wear and tear expected. If at the end of the term of this Lease, LESSEE has performed all of the provision of this Lease, the deposits held on the EQUIPMENT or any remaining balance will be returned to LESSEE, without interest, within forty-five (45) days after the end of the term.

5. POSSESSION: If LESSOR, for any reason whatsoever, cannot deliver possession of the PREMISES at the commencement of the term, the LESSOR shall not be liable for any loss or damage caused thereby nor shall this Lease be void or voidable, but the LESSEE shall not be liable for any rent until such time as the LESSOR delivers possession.

6. PERMITTED USE: Said PREMISES shall, during the term of this Lease and any extensions thereof, be used or the following business purposes only: Business offices of ELVA. LESSEE agrees that LESSEE will not offer or use the PREMISES to provide other services or non-service item provided by LESSOR to LESSOR's other tenants or clients, or make or permit use of the PREMISES which is forbidden by law or regulation, or may be hazardous or unsafe, or may tend to impair the character, reputation, appearance or operation of LESSOR. LESSEE shall not contract with or employ an administrative assistant or clerical staff member for the purpose of providing secretarial services or word processing services without the prior written consent of LESSOR. The maximum number of person(s) who may occupy the PREMISES is one (1) per office unless prior written consent is given by LESSOR.

7. SECURITY DEPOSIT: LESSEE has deposited with LESSOR the sum of ONE THOUSAND THREE HUNDRED SEVENTY DOLLARS AND 00/100 ($1,370.00). Said sum shall be held by

LESSOR as security for the faithful performance by LESSEE of all the terms, covenants, and conditions of this Lease during the term hereof. If LESSEE defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, LESSOR may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other reason in default, or for the payment of any other amount which LESSOR may spend or become obligated to spend by reason of LESSEE's default, or to compensate LESSOR for any loss or damage which LESSOR may suffer by reason of LESSEE's default. If any portion of said deposit is so used or applied, LESSEE shall, upon written demand therefore, deposit cash with LESSOR in an amount sufficient to restore the security deposit to its original amount, and LESSEE's failure to do so shall be a material breach of this Lease.

         LESSOR shall not be required to keep this security deposit separate from its general accounts. If LESSEE performs all LESSEE's obligations hereunder, said deposit shall be returned to LESSEE, without payment of interest within forty-five (45) days after the end of the lease term.

8. LEASE TERMINATION AND SURRENDER: On expiration or sooner termination of this Lease, or any extension or renewals of this Lease, LESSEE shall promptly surrender and deliver the PREMISES to LESSOR in as good condition as they are now at the date of this Lease, reasonable wear and tear expected.

9. ALTERATIONS: LESSEE shall make no alterations, decorations, additions or improvements in or to the PREMISES without LESSOR's prior written consent, and only by contractors or mechanics approved by LESSOR. All such work shall be done at such times and in such manner as LESSOR may from time to time designate. LESSEE shall provide, at LESSEE's expense, plastic mat(s) to be placed under each executive chair located within the PREMISES and will use it at all time. In the event mat(s) are not installed within one week of move-in, LESSOR will purchase and install said mat(s) at a cost to LESSEE of $65.00 each.

         Any alterations, decorations, additions or improvements by LESSEE pursuant to this Lease shall, at the sole option of LESSOR, be removed at LESSEE's expense at the expiration of the tenancy under this Lease, and the PREMISES shall be restored to their state and condition at the date of commencement at LESSEE's expense.

10. BUILDING ACCESS: Provided the LESSEE shall not be in default hereunder, and subject to the provisions elsewhere herein contained, the LESSOR agrees to furnish to the PREMISES in reasonable quantities, electric current for lighting and normal office use only, common restroom facilities with hot and cold water, and heating and air conditioning.

         The "Facilities and Services" described in Exhibit "B" attached to and expressly made a part of this Lease by reference shall be furnished to the PREMISES during normal business hours. The LESSOR shall not be liable for any damage caused as a result of furnishing any of the above described facilities or services, or for stoppage or interruption of any said services caused by labor disturbances, or labor disputes (whether caused by LESSOR or otherwise), accident, repairs or other cause; nor shall LESSOR be liable under any circumstances for loss or injury to persons or property, however occurring, through, or in connection with or incidental to, the furnishing of any of the foregoing or any other service by LESSOR to LESSEE, nor shall any such failure relieve LESSEE from the duty to pay the full amount of rent herein specified, or constitute or be construed as constructive or other eviction of LESSEE.

11. REPAIR: By entry hereunder, LESSEE accepts the PREMISES as being in good, sanitary order, condition and repair. LESSOR shall have no obligation to alter, remodel, improve, repair, decorate or paint the PREMISES or any part thereof, and the parties hereto affirm that LESSOR has made no representations to LESSEE respecting the condition of the PREMISES or the Building except as specifically herein set forth.

12. INSURANCE: LESSEE, at his expense, will provide liability insurance for the PREMISES with a combined single limit for bodily injury and property damage liability of $1,000,000 (one million dollars) minimum. The LESSOR will be endorsed as an addition named insured on the liability policy and a certificate of insurance will be provided to LESSOR by LESSEE. The LESSOR will not carry insurance on LESSEE's possessions and personal property.

13. SIGNS AND AUCTIONS: LESSEE shall not place any sign upon the PREMISES or Building or conduct any auction thereon without LESSOR's prior written consent.

14. CHOICE OF LAW: This Lease shall be governed by the laws of the State of California.

         In the event the LESSOR shall bring and sustain an action against the LESSEE for breach of any covenant, agreement or condition herein contained, or for the recovery of possession of the demised PREMISES, or should the LESSOR, without fault on its part, be named as a defendant in any action or proceeding brought against the LESSEE in connection with this Lease or arising out of its occupancy of the demised PREMISES, the LESSEE will pay to LESSOR all costs and expenses incurred by it in such action or proceeding, including a reasonable attorney's fee.

15. SUBLET AND LICENSE: Neither the LESSEE, nor anyone claiming by, through or under the LESSEE, shall mortgage or assign this Lease or sublet or license the PREMISES or any part thereof or permit the use of the PREMISES by any person other than the LESSEE without prior written consent of LESSOR which LESSOR agrees it will not unreasonably withhold.

16. BUILDING RULES: The "Rules and Regulations" described in Exhibit "C" are attached to and expressly made a part of this Lease by reference, and the LESSEE hereby expressly covenants and agrees to abide by all of the said Rules and Regulations, as well as such reasonable modification thereof as may be hereafter adopted and written notice thereof given to LESSEE by the LESSOR. The LESSOR shall have no responsibility to the LESSEE for the violation or non-performance by any other tenant of said Building of any of said Rules and Regulations.

17. WRITTEN NOTICES: All notices by LESSOR to LESSEE, or by LESSEE to LESSOR shall be in writing.

         Notices to LESSEE shall be deemed to be duly given if delivered personally to an officer of LESSEE, or mailed by registered mail, postage prepaid, addressed to LESSEE at the demised PREMISES. Notices to LESSOR shall be deemed to be duly given if delivered personally to Julie Riele, President, Blackhawk Business Center, Inc. or other officer of LESSOR, or mailed by registered mail, postage prepaid, address to LESSOR at its offices at 383 Diablo Road, Suite 100, Danville, California, 94526.

18. COMPLIANCE WITH LAW: LESSEE shall at LESSEE's own cost and expense, comply with all statutes, ordinances, regulations and requirements of all governmental agencies, whether federal, state, county or municipal, related to LESSEE's use and occupancy of said PREMISES whether such statutes, ordinances, regulations and requirements be now in force or hereinafter enacted.

19. INSURANCE HAZARDS: LESSEE shall not commit nor permit the commission of any acts on said PREMISES nor use or permit the use of said PREMISES in any manner that will increase the existing rates or cause the cancellation of any fire, liability, or other insurance policy insuring the PREMISES or the improvements to the PREMISES. LESSEE shall, at his/its own cost and expense, comply with any and all requirements of LESSOR's insurance carriers necessary of the continued maintenance of and reasonable rates for the fire and liability policies of LESSOR for the PREMISES and the improvements to the PREMISES.

20. HOLD HARMLESS: LESSEE agrees to indemnify and to hold LESSOR and the property of LESSOR, including the premises, free and harmless from any and all claims, liability, loss, damage, or expenses resulting from LESSEE's occupation and use of the PREMISES and Building.

21. DEFAULT AND ABANDONMENT BY LESSEE: Should LESSEE breach this Lease and abandon the PREMISES prior to the natural expiration of the term of this Lease, LESSOR may: (a) continue this Lease in effect by not terminating LESSEE's right to possession of said PREMISES, in which event LESSOR shall be entitled to enforce all its rights and remedies under this Lease, including the right to recover the rents and other obligations, if any, of LESSEE specified in this Lease as they become due under this Lease; or (b) terminate this Lease and recover from LESSEE (i) The worth, at the time of award, of the unpaid rent which had been earned at the time of termination of the Lease; (ii) The worth, at the time of award, of the amount by which the unpaid rent which would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that LESSEE proves could have been reasonably avoided;
(iii) The worth, at the time of award, of the amount by which the unpaid rent for the balance of the term of this Lease after the time of the award exceeds the amount of rental loss that LESSEE proves could be reasonably avoided; (iv) Any other amount necessary to compensate LESSOR for all detriment approximately caused by LESSEE's failure to perform his obligations under this Lease.

         Should LESSEE default in the performance of any of the covenants, conditions, or agreements contained in this Lease or any addendum to this Lease, LESSEE shall have breached the Lease and LESSOR may, in addition to the remedies specified in this paragraph, re-enter and regain possession of said PREMISES in the manner provided by the Laws of Unlawful Detainer of the State of California then in effect.
         The remedies given to LESSOR in this paragraph shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law or elsewhere provided in this Lease. The waiver by LESSOR of any breach by LESSEE of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by LESSEE either of the same or another provision of this Lease.

22. EMPLOYEES OF LESSOR: LESSEE agrees not to employ any employees of the LESSOR during the LESSEE's stay within the PREMISES or for period of six (6) months following the termination of this Lease. Because of the difficulty of ascertaining the exact damages, there shall be payable to the LESSOR the sum of $10,000.00 (ten thousand dollars) liquidated damages for each such breach.

23. ATTORNEY'S FEES: Should any litigation be commence between the parties to this Lease concerning the PREMISES, this Lease or the rights and duties of either in relation thereto, the party, LESSOR or LESSEE, prevailing in said litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for his/its attorneys fees in such litigation which shall be determined by the Court in such litigation or in a separate action brought for determining such sum.

24. PARTIAL INVALIDITY: Should any provision of this Lease be held by a Court of competent jurisdiction to be either invalid, void or unenforceable, the remaining provisions of this Lease shall remain in full force and effect, unimpaired by the holding.

25. SOLE AND ONLY AGREEMENT: This instrument, together with any addenda thereto, constitutes the sole and only agreement between LESSOR and LESSEE respecting the PREMISES, and correctly set forth the obligations of LESSOR and LESSEE to each other as of this date. Any agreements or representations respecting the PREMISES, or their leasing by LESSOR to LESSEE, not expressly set forth in this instrument are null and void.


"LESSOR"

BLACKHAWK BUSINESS CENTER, INC.

By:   /s/ Gary Riele                              Date:   9-5-00
-------------------------------------             -----------------
Gary Riele, Vice President


"LESSEE"

ELVA

By: Robert C.  Pierre
-------------------------------------
Print Name

By: /s/Robert C.  Pierre
-------------------------------------
Signature

Title:                                            Date:   8 29 2000
-------------------------------------             -----------------
         ELVA
         4540 Campus Drive
         Newport Beach, CA   92660
         (949) 252-5382

                                   EXHIBIT "A"

                                   FLOOR PLAN




[Diagram attached to original]

                                   EXHIBIT "B"

                             FACILITIES AND SERVICES


the following facilities and services are provided to LESSEE each month in consideration for the monthly rent paid to LESSOR by LESSEE:

         Office space as specified in this Lease or any addenda thereto.

         Personalized telephone answering service during normal business hours (8:00 a.m. to 5:00 p.m., Monday through Friday, except legal holiday). Hours are subject to change at LESSOR'S discretion.

         Full-time receptionist service during normal business hours (8:00 a.m. to 5:00 p.m., Monday through Friday, except legal holiday) and reception area with seating for visitors. Hours are subject to change at LESSOR'S discretion.

         Mail receipt handling; incoming mail sorted and placed in mail slot, Monday through Friday.

         Use of a microwave oven and refrigerator/freezer.

         Coffee and tea for tenants and visitors. Coffee service for meeting shall be charged according to published rates and charges.

         Janitorial service.

         All utilities including electric for lighting and normal office use only, and heating and air conditioning.

         Four (4) hours per month per leased office usage of conference room on a time-shared, reservation basis with other Lessees. One hour minimum billing. 24 hour notice of cancellation required. Unused hours may not be carried forward.

         Adequate, free parking.

         Access to building 7 days per week, 24 hours per day.

Additional administrative services are provided by LESSOR to LESSEE on an as-needed basis and charged according to the then current published price list for those services.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

LESSEE shall comply with all those Rules and Regulations as are set forth herein below. As used in this Exhibit "C", the term "PREMISES", "LESSEE" and "LESSOR" shall have the meaning set forth in the Lease of which these Rules and Regulations form a part.

1. No part of the Premises shall be used to manufacture any commodity or to prepare or dispense any food or beverage, nor shall any cooking be done or permitted in or about the PREMISES, and no vending machine or machines of any description shall be installed, maintained or operated in or about PREMISES.

2. No kerosene, gasoline or combustible fluid or material shall be used or kept in or about the PREMISES, nor shall any method of heating or air-conditioning be used for the PREMISES other than that supplied by the LESSOR. LESSEE shall comply with all fire regulations that may be approved by LESSOR.

3.  No animals or birds may be brought or kept in or about the PREMISES.

4. The floors of the PREMISES shall not be overloaded, no shall any safe or other heavy object be installed in the PREMISES without sufficient provision being made for the proper distribution of the weight thereof.

5. LESSEE shall not install any radio or television antenna, loudspeaker or any other devise on the exterior walls of the building.

6. LESSEE shall keep PREMISES in a good state of preservation and cleanliness. It shall not allow anything whatever to fall from the windows or doors of the PREMISES, nor shall it sweep or throw from the PREMISES any dirt or other substance into any of the corridors or halls, ventilators or elsewhere in the Building. Refuse shall be placed in containers in such a manner and at such times and places as LESSOR may direct.

7. The sidewalks, entrances, vestibules, corridors, halls, landings and fire exits must not be obstructed or encumbered or used of any purpose other than ingress and egress to and from the PREMISES and the Building.

8. Water closets and other water apparatus in the Building shall not be used for any purpose other than those for which they were designed, nor shall any sweepings, rubbish, rags or other articles be thrown into same. Any damage resulting from misuse of any water closets or other apparatus in the PREMISES shall be repaired by LESSOR and paid for by LESSEE.

9. No vehicle belonging to LESSEE or to an employee, licensee, invitee, client or visitor of LESSEE or occupant shall be parked in such manner as to impede or prevent ready access to any entrance to or exit from the Building or parking garage by any other vehicle.

10. LESSEE, its employees, licensee, invitee, client or visitor of LESSEE or occupant of the PREMISES shall not at any time or for any reason whatsoever enter upon or attempt to enter upon the roof of the Building, except when directed to do so by LESSOR or public authorities in the event of a life safety emergency

11. Canvassing, soliciting and peddling in or about the PREMISES or elsewhere in the Building shall be prohibited and LESSEE and any occupant of the PREMISES shall cooperate to prevent the same.

12. Unless approved by LESSOR, no hand trucks, except those equipped with rubber tires and side guards, shall be used in or about the Building, and no other carts or vehicles of any kind shall be used in or about the Building.

13. No furniture, freight or equipment of any kind shall be brought in or received in the Building, except at such time and in such manner as shall be approved by LESSOR.

14. The bulletin board or directory of the Building shall be used exclusively for the display of the names and locations of the LESSEES and occupants of the Building, and LESSOR reserves the right to exclude any other names therefrom, to limit the number of names associated with particular occupants at rates applicable to all occupants of the Building.

15. LESSEE shall see that the exterior doors of the Building and the PREMISES are closed and securely locked on Saturdays and Sundays and legal holidays and not later than 6:00 p.m. of each other day. LESSEE shall exercise care and caution that all water faucets or water apparatus are entirely shut off before LESSEE or its employees leave the PREMISES, and that all utilities, electricity, gas or air, shall likewise be carefully shut off so as to prevent waste or damage.

16. LESSEE shall comply with such security measures and procedures as may be approved by LESSOR for the operation of the Building and the conduct of business therein.

17. LESSEE shall not alter any lock or install any new or additional locks or any bolts on any doors of the PREMISES.

18. Lessee and invitees or guests of Lessee are not permitted to smoke any cigarettes, cigar or pipe in any area of the Building at any time.

19. LESSOR shall have the right to control and operate those portions of the Building, other than the PREMISES, and heating and air conditioning, as well as facilities furnished for the common use of the Lessees, in such a manner as it seems best for the Lessees generally.

20. Complaints regarding services or operation of the Building shall be made in writing to LESSOR.

21. These rules and regulations and any consent or approval given hereunder may be added to, amended or repealed at any time by the LESSOR.

                     PROPOSAL FOR OFFICE SPACE AND SERVICES
                            DANVILLE BUSINESS CENTER

                                  Presented to:
                                      Elva
                                 August 28, 2000

Monthly Fixed Charges:

Office Space:                 *Danville office, exterior                        $    1,100.00
                              *Unfurnished                                      $        0.00
                              *Office #10
                              *Six month lease agreement
Telecommunications Services:  *Standard phone package (2 Phone set up)                  85.00
                                Telephone line (voice), Speaker phone set
                               (Includes call forwarding, speed dialing,
                                3 way conference calling)
                                24 hour voicemail
                              *Standard phone package - 2nd user                        85.00
                              *DSL Line (high speed internet access)                   100.00
                              *Dedicated modem line                                      0.00
                              *Dedicated fax line                                        0.00
                                                                                --------------
                              Total monthly telecommunications services                270.00
                              Total monthly fixed charges (September Prorate)   $      883.80
Set up Fees:
                              *Security deposits (fully refundable):
                                Monthly fixed charges
                                   (rent and telecommunications)                $    1,370.00
                                Telephone set(s)                                       170.00
                                Office key(s) - Danville $ 20                           60.00
                                Office key(s) - Blackhawk $ 40                           0.00
                              *Telephone installation:                                 375.00
                                Phone/fax/modem line
                                Voicemail programming
                                DSL line
                              *Set up fees:
                                Administrative set up fee                               125.00
                                Directory listing & Door Sign - Danville                  0.00
                                Directory listing - Blackhawk                             0.00
                                Total set up fees                               $     2,100.00
                                TOTAL DUE UPON MOVE-IN                          $     2,983.80

4 hours/month conference room usage, janitorial service, parking, utilities, coffee/tea service and 24 hour access are included at no additional charge. Additional services including photocopying, mail services, secretarial and word processing services are available at scheduled rates and charges.

The submission of this proposal does not constitute a reservation for an option to lease. Any lease shall become effective only upon the execution and delivery thereof by lessor and lessee. The parties reserve the right to modify, redraw or withdraw this proposal. This proposal expires end of business day on: Wednesday, August 30, 2000.